SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  November 6, 1995


                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)

                            Kansas
                   (State of incorporation)

        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)

720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant's telephone number:  (316-231-3390)


Item 5.     Other events

     On November 6, 1995, a Special Committee of the board of directors of the Company announced that it has determined to evaluate a proposal submitted by a management group led by Mr. O. Gene Bicknell for a merger in which a company controlled by the management group would acquire all of the stock not owned by the management group for $9.00 per share. The proposal is made subject to an acceptable definitive agreement and to the availability of financing on acceptable terms.

The following exhibits are attached:

     Exhibit 1 - Press release from November 6, 1995


                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NPC INTERNATIONAL, INC.

Date:  November 6, 1995       By: Troy Cook
                              Vice President and
                              Chief Financial Officer